                                                                    EXHIBIT 10.9


                        AMENDMENT TO PUT-CALL AGREEMENT

                 THIS AMENDMENT AGREEMENT (this "Agreement") is entered into as of August 23, 1996 to the Put-Call Agreement, dated as of June 13, 1996 (the "Put-Call Agreement") by and among NEXTEL COMMUNICATIONS, INC., a Delaware corporation (together with its successors, "Nextel"), NEXTEL INVESTMENT COMPANY, a Delaware corporation and a wholly owned subsidiary of Nextel (together with its successors, "Nextel Investment"), ASSOCIATED SMR, INC., a Delaware corporation (together with its successors, "Associated"), WIRELESS VENTURES OF MEXICO, INC., a Virginia corporation (together with its successors, "WVM"), and CARLYLE-TRICOM INVESTORS, L.L.C., a Delaware limited liability company (together with its successors, "Carlyle", and collectively with Associated and WVM, the "Selling Shareholders").

                 For good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

                 1. Definitions. Capitalized terms not defined herein shall have the meanings given to such terms in the Put-Call Agreement.

                 2. Effective Date. The parties hereby acknowledge that the Effective Date shall occur upon a closing under each of the Share Purchase and Call Option Agreement, dated as of the date hereof, among certain shareholders of Grupo and Nextel Investment and the Subscription Agreement, dated as of the date hereof, among the Company and Nextel Investment.

                 3. Amendment to "Current Market Price" Definition. The definition of "Current Market Price" in the Put-Call Agreement is hereby amended and restated as follows:

                 "Current Market Price" per share of common stock of an issuer as of the applicable Determination Date shall be deemed to be the average of the daily closing price per share of such common stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that during such 30-Trading Day period (and for purposes of Section 7(b), in the event that during such 30-Trading Day period and after such 30-Trading Day period and prior to the Put Closing or the Call Closing, as the case may be) there occurs a record date or effective date in respect of any changes of or to such common stock as a result of any dividend or other distribution, split-up, combination, recapitalization, reclassification, exchange, merger, consolidation or any other change or adjustment in respect of such common stock (including without limitation an extraordinary cash dividend) then the "Current Market Price" shall be adjusted appropriately. The closing price for each such Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the Trading Market, as reported in the principal consolidated transaction reporting system or by the NNM with respect to securities listed or admitted to trading on such Trading Market, respectively.

                 4. Put Events. Section 4(a) of the Put-Call Agreement is hereby amended and restated in its entirety to read as follows:

                          "(a)  Events Constituting Put Events.  A "Put Event"
                 shall be deemed to have occurred (i) automatically on the date which is 1095 days after the Effective Date or (ii) if after 365 days after the Effective Date, and prior to 1095 days after the Effective Date, any of the events set forth in clauses (1),
                 (2), (3) or (4) below shall have occurred:

                 (1) The Company has taken action with respect to any of the items listed on Exhibit A hereto and any Director directly or indirectly designated by one or more of the Selling Shareholders shall have voted against such action or any Selling Shareholder shall have voted all the Shares held by such Selling Shareholder against such action; provided that if the Company takes any of the actions listed on Exhibit A without a vote of the Board or the Company's shareholders, such action shall constitute a "Put Event" unless the Company prior to taking such action has provided written notice to the Selling Shareholders of its intention to take such action, in which case a "Put Event" shall only be deemed to occur, if within fifteen days after provision of such written notice, Associated and WVM indicate in writing their disagreement with such proposed action; or

                 (2) The Selling Shareholders shall cease to be entitled to directly or indirectly designate (or shall cease to have the voting power to elect) at least two Directors on the Board for any reason other than as a result of the sale or other transfer of the Shares Beneficially Owned by one or more of the Selling Shareholders; provided that to the extent the event resulting in the Selling Shareholders ceasing to be entitled to directly or indirectly designate (or ceasing to have the voting power to elect) at least two Directors, resulted in a "Put Event" occurring under clause (1) of Section 4(a), no "Put Event" shall deem to occur under this clause (2);

                 (3) Section 5.10 of the Shareholders Agreement shall have been breached; or

                 (4) Neither the Board nor the Company's shareholders shall have voted on the adoption of, or approval of any material deviation from, a business plan, marketing plan, capital expenditure plan or operating budget of the Company or of its direct or indirect, majority or minority owned subsidiaries within 90 days after the date which is 365 days after the Effective Date, unless during such 90 day period one of the events listed in clauses (1), (2) or (3) of this Section 4(a) has occurred."

                 5. Valuation of Nextel Common Stock. Section 7(b) of the Put-Call Agreement shall be amended and restated in its entirety to read as follows:

                          "(b)  Valuation of Nextel Common Stock.  For purposes
                 of this Section 7, the value of the Nextel Stock Consideration shall be the product of the Current Market Price per share of the shares of Nextel Common Stock comprising the Nextel Stock Consideration as of three Business Days prior to the Put Closing Date or the Call Closing Date, as applicable, times the number of such shares."

                 6. Nextel Stock Consideration. Sections 7(f), 7(g) and 7(h) shall be added to Section 7 of the Put-Call Agreement and shall read as follows:

                          "(f)  Nextel Stock Consideration.  If any or all of
                 the Put Price or Call Price to be paid by Nextel Investment to each Selling Shareholder and Other Shareholder pursuant to
                 Section 7 consists of Nextel Stock Consideration and a registration statement is filed and declared effective by the Securities Exchange Commission to effectuate the resale of the Nextel Common Stock delivered to the Selling Shareholders and Other Shareholders (the "Registration Statement") and the Selling Shareholders and Other Shareholders have complied promptly with any reasonable requests from Nextel's accountants for opinions or letters required under the Statement of Auditing Standards with respect to Letters to Underwriters as promulgated by the American Institute of Certified Public Accountants, then Nextel shall provide each Selling Shareholder and Other Shareholder holding Nextel Common Stock included in the Registration Statement with (i) a customary "negative assurances" letter from counsel to Nextel in form and substance reasonably satisfactory to the Selling Shareholders and (ii) a customary comfort letter from Nextel's certified independent public accountants, in form and substance reasonably satisfactory to the Selling Shareholders.

                          (g) Indemnification by Nextel for Securities Law Violations. (i) With respect to the Registration Statement, Nextel shall indemnify each Selling Shareholder and Other Shareholder whose securities are included therein, from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (1) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement; (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) any violation by Nextel of the Securities Act or the Exchange Act or any rule or regulation promulgated thereunder applicable to Nextel, or any blue sky or state securities laws or any rule or regulation promulgated thereunder applicable to Nextel, in each case, relating to action or inaction required of or on behalf of Nextel in connection with such Registration Statement, and will reimburse each Selling Shareholder and Other Shareholder entitled to indemnity hereunder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Nextel by or on behalf of such a holder or by or on behalf of an underwriter specifically for use in such prospectus, offering circular or other document; and further provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 7(g) shall not inure to the benefit of any Selling Shareholder or Other Shareholder to the extent that any such losses, claims, damages or liabilities result from the fact that there was not sent or given to any person who purchased securities in connection with such registration, at or prior to the written confirmation of the sale of securities to such person, a copy of the prospectus relating to such registration, as then amended or supplemented (exclusive of material incorporated by reference), if Nextel had previously furnished to the Selling Shareholder or Other Shareholder copies thereof.

                          (h) Indemnification by Selling Shareholders and Other Shareholders for Securities Law Violations. Each Selling Shareholder and Other Shareholder that includes securities in the Registration Statement shall indemnify Nextel from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (1) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement; (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
                 (3) any violation by such holder of the Securities Act or any rule or regulation promulgated thereunder applicable to such holder, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to such holder, in each case, relating to action or inaction required of or on behalf of such holder in connection with such Registration Statement, and will reimburse each such Person entitled to indemnity hereunder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, expense, liability or action, but in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Nextel by or on behalf of such holder specifically for use therein."

                 7. Notices. The second paragraph of Section 10(h)(i) of the Put-Call Agreement is hereby amended and restated to read in its entirety as follows:

                          "Nextel Communications, Inc.
                          1505 Farm Credit Drive
                          McLean, Virginia  22101
                          Attention:  Thomas J. Sidman, Esq.
                          Telecopier:  703-394-3001"

                 8. Release. The Put-Call Agreement is amended by adding the following Section 11:

                          "11.  Release.  Without prejudice to the rights of
                 the Selling Shareholders and Other Shareholders under this Agreement, the Selling Shareholders and Other Shareholders (each, together with its successors, a "Releasor") agree that upon the occurrence of a Put Closing or Call Closing, the Company, Nextel Investment and Nextel and their respective Affiliates shall be released and discharged from all actions, causes of action, accounts, agreements, bills, covenants, contracts, controversies, claims, damages, demands, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, trespasses and variances whatsoever, under any applicable law, including, without limitation, Mexican law, United States federal, state, and local law, at common law, in admiralty or in equity (collectively, "Claims"), which any of them, ever had or now has for, upon, or by reason of any matter, cause or thing whatsoever in connection with any Releasor's capacity as a shareholder or investor in the Company or any of its subsidiaries from the beginning of the world to the date of the Put Closing or Call Closing, including without limitation whether arising as a result of the Company's, Nextel Investment's or Nextel's violation of any contractual or other duty owed to such Releasor as a shareholder of, or investor in, the Company. Each Releasor agrees that at any Put Closing or Call Closing it shall deliver any written acknowledgement of the foregoing release that Nextel Investment may reasonably request."

                 9. Exhibit A. Exhibit A of the Put-Call Agreement is amended and replaced in its entirety by Exhibit A to this Agreement.

                 10.      Miscellaneous.

                          (a)  Governing Law.  This Agreement shall be governed
by and interpreted in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles.

                          (b)  Counterparts.  This Agreement may be signed in
two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                          (c)  Headings.  The headings contained in this
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                               NEXTEL COMMUNICATIONS, INC.

                                               By: /s/ Brian D. McAuley
                                                  -----------------------
                                                  Name:  Brian D. McAuley
                                                  Title:  Vice Chairman

                                               NEXTEL INVESTMENT COMPANY

                                               By: /s/ Thomas J. Sidman
                                                  -----------------------
                                                  Name:  Thomas J. Sidman
                                                  Title:  Vice President

                                               ASSOCIATED SMR, INC.

                                               By: /s/ William Berkman
                                                   ---------------------
                                                   Name:  William Berkman
                                                   Title:  Vice President

                                               WIRELESS VENTURES OF MEXICO, INC.

                                               By: /s/ Rajendra Singh
                                                   ---------------------
                                                   Name:  Rajendra Singh
                                                   Title:  President

                                               CARLYLE-TRICOM INVESTORS, L.L.C.

                                               By: /s/ Mark Ein
                                                  ----------------------
                                                   Name:  /s/ Mark Ein
                                                   Title:  Vice President

                                                                       EXHIBIT A
                                   Put Events

                 This is Exhibit A to the Put-Call Agreement dated as of June 13, 1996 as amended as of August __, 1996 among Associated SMR, Inc., Wireless Ventures of Mexico, Inc., Carlyle-Tricom Investors, L.L.C., the persons and entities set forth on Schedule I thereto that become parties thereto in accordance with the terms of Section 10(p) thereof, Nextel Communications, Inc. and Nextel Investment Company (the "Put-Call Agreement"). Notwithstanding the definitions set forth in the Put-Call Agreement, references in this Exhibit A to (i) the "Control Trust Agreement" refer to the Irrevocable Trust Agreement dated as of March 3, 1995, as amended and as in effect on the Effective Date,
(ii) the Company's "Estatutos" refer to the corporate organizational and governance documents of the Company bearing such name under Mexican legal principles as in effect on the Effective Date and attached as Exhibit B to the Shareholders Agreement. As provided for in the Control Trust Agreement, references in the Control Trust Agreement to the "Shareholders Agreement" refer to the Shareholders Agreement dated as of March 3, 1995, as amended and as in effect on the Effective Date. Capitalized terms used but not defined in this Exhibit A or the Put-Call Agreement have the respective meanings ascribed thereto in the Control Trust Agreement.

1. Any material amendment to the Company's or any of its Subsidiaries' (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel's) Estatutos (except that elimination of the requirement that matters listed in items I through VI in Article 29 be considered by a shareholder meeting shall not be deemed a Put Event).

2. Any issuance by the Company or any of its Subsidiaries (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel's) of any Shares having, or any security or instrument which if converted into or exchanged therefor would have (other than the issuance of Securities having the same rights as the Voting Securities held by the Grantors as of the date of the Control Trust Agreement, the issuance of Class N Shares, or any security or instrument which may be converted or exchanged for such Voting Securities or Class N Shares) either (A) voting rights disproportionately large to the ownership interests of the Company represented thereby or (B) a class vote on any matter, except to the extent required by applicable corporate law.

3. Any adoption by the Company or any of its Subsidiaries (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel,

         Natel) of any stockholder rights plan or any other plan or arrangement that is designed to disadvantage any Selling Shareholder on the basis of the size of its shareholding or Beneficial Ownership of Shares.

4. Any issuance by the Company or any of its Subsidiaries (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel) of Shares (other than pursuant to the Nextel Purchase Agreement, the Subscription Agreement, the Revised Option Agreement or the Three Year Option or in connection with employee stock options and similar stock-based management incentive plans in place as of the date hereof ("ESOP Shares") or the agreement to which the Company or its designee and RadioCel S.A. de C.V. or its designee are among the parties for the company or its designee to acquire the SMR business or assets of RadioCel S.A. de C.V. ("RadioCel Acquisition Agreement") (the "Excluded Issuances")) (it being understood that any transfer by the Company of Shares held in Treasury to any person shall be deemed an issuance of Shares unless previously deemed to be an Excluded Issuance) that when added to all other issuances of Shares by the company during the preceding 36-month period (other than Excluded Issuances), would exceed 15% of the total Shares outstanding at the commencement of such 36-month period, the number of Shares outstanding being calculated to take into account any dividend in the form of Shares or other distribution in the form of Shares, stock-split, spin-off, combination, recapitalization, reclassification, exchange, merger, consolidation, issuance of capital stock for the capitalization of premiums or any other similar change in respect of the total Shares outstanding and issuances pursuant to the Nextel Purchase Agreement, the Subscription Agreement and in connection with the ESOP Shares and the RadioCel Acquisition Agreement, in each case as if such event or issuance had occurred at the commencement of such 36-month period; provided that the issuance of options, warrants or other securities exercisable for or convertible into Shares shall be deemed to be the issuance of the Shares for or into which such options, warrants and other securities are exercisable or convertible but the Shares into which such options, warrants and other securities are exercisable or convertible shall not be included and, for the purposes of calculating the number of Shares issued in any 36-month period, Shares shall be deemed to be issued on the date that the Company becomes obligated to issue such options, warrants or other securities; provided further, that if the issuance of all or a portion of such options, warrants or other securities is terminated or otherwise abandoned, then Shares shall no longer be deemed to have been issued on the date that the Company becomes obligated to issue such options, warrants or other securities.

5. The establishment of any Executive Committee or Special Committee of the Board of Directors other than the Technology Committee referred to in Section 12 of the Control Trust Agreement.

6. Any amendment to the last paragraph of either Article 13 or Article 17 of the Estatutos.

7.       The replacement of the current Trustee under the Control Trust
         Agreement.

8. A transaction or a series of related transactions by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries for the purchase of, establishment of a joint-venture in, investment in, loans to, or guarantees of loans to third parties, having an aggregate purchase price or principal amount in excess of U.S. $20,000,000 (or its equivalent in other currencies).

9. A single or a related series of dispositions or encumbrances of assets by the Company or of its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries having fair market value in excess of U.S. $20,000,000 (or its equivalent in other currencies).

10. The adoption of, or approval of any material deviation from, any business plan, marketing plan (other than deviations in sales volume), capital expenditure plan or operating budget of the Company or of its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries.

11. The incurrence of capital expenditures in any fiscal year (other than capital expenditures to comply with applicable law or a final judicial or arbitration determination) by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries which in the aggregate exceed 125% of the capital expenditures budget approved by the Shareholders.

12. Any decision by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries to change its or their, as the case may be, core business. For purposes of this paragraph, the term "core business" means the provision (including, without limitation, the supply installation and operation) of telecommunication products and services (and the activities related thereto and supply thereof, which are conducted in accordance with the business plan) in Mexico.

13. The approval of the terms and conditions of any offer for subscription of treasury shares in respect of which the shareholders' preemptive rights have been waived.